Exhibit 10.4

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 8, 2021 (the “Effective Date”), by and among Cvent Holding Corp., a Delaware corporation, formerly Dragoneer Growth Opportunities Corp. II, a Cayman Island exempted company (the “Company”), each of the Persons identified on the signature pages hereto under the heading “Vista Investors” (collectively, the “Vista Investors”), Dragoneer Growth Opportunities Holdings II, a Cayman Islands limited liability company (“Dragoneer Sponsor”) and each other Person executing and delivering a counterpart to this Agreement with the Company as an “Other Investor” (each an “Other Investor” and together with the Vista Investors and Dragoneer Sponsor, the “Investors”). Each of the Company, the Vista Investors and Dragoneer Sponsor may be referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, in connection with the transactions contemplated by that certain Business Combination Agreement, dated as of July 22, 2021, by and among the Company, Papay Topco, Inc., and the other parties thereto (as amended, modified, supplemented or waived, the “Business Combination Agreement”), the Investors are acquiring a significant portion of the outstanding common stock of the Company (the “Common Stock”);

WHEREAS, in consideration of the Investors’ and their Affiliates’ participation in the transactions contemplated by the BCA, the Company has agreed to permit certain of the Investors to designate Persons for nomination for election to the board of directors of the Company (the “Board”) at and following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties to this Agreement agrees as follows:

1. Board of Directors.

(a) Initial Composition of the Board. The Board immediately following the closing of the transactions contemplated by the Business Combination Agreement is being determined in accordance with the Business Combination Agreement. The Directors are being divided into three classes of Directors, with each class serving for staggered three year-terms. The initial term of the “Class I Directors” shall expire immediately following the Company’s first annual meeting of stockholders following the closing of the transactions contemplated by the Business Combination Agreement. The initial term of the “Class II Directors” shall expire immediately following the Company’s second annual meeting of stockholders following the closing of the transactions contemplated by the Business Combination Agreement. The initial term of the “Class III Directors” shall expire immediately following the Company’s third annual meeting of stockholders following the closing of the transactions contemplated by the Business Combination Agreement.

(b) From and after the Effective Date, the Vista Investors shall have the right, but not the obligation, to nominate to the Board a number of designees (the “Vista Directors”) equal to the product of (x) the Total Number of Directors multiplied by (y) the Vista Ownership Percentage, rounded up to the nearest whole number (e.g., 1 1⁄4 Directors shall equate to 2 Directors); provided, that the Vista Investors’ right to nominate any directors pursuant to this Agreement shall terminate at any time that the Vista Ownership Percentage is less than 5%; provided, further, that in the event that the Vista Ownership Percentage is less than 50% and rounding to the nearest whole number would result in the Vista Investors having the right to nominate over 50% of the Total Number of Directors, the Vista Investors shall instead have the right, but not the obligation, to nominate to the Board a number of Directors equal to the product of (x) the Total Number of Directors multiplied by (y) the Vista Ownership Percentage, rounded down to the nearest whole number. For purposes of calculating the number of directors that the Vista Investors are entitled to designate pursuant to the immediately preceding sentence, any such calculations shall be made after taking into account any increase in the Total Number of Directors (determined on the basis of the number of Directors that Vista would be entitled to nominate in accordance with this Agreement if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board). Because the Board is classified, the total number of Directors that the Vista Investors shall be entitled to nominate in connection with any election of directors shall equal the total number of Directors that the Vista Investors are then entitled to nominate pursuant to this Section 1(b) minus the number of Directors whose terms do not expire at such meeting. The Company shall take all Necessary Action to include in the slate of nominees recommended by the Company for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected each Director nominated by the Vista Investors in accordance with this Section 1(b).

(c) In the event that the Vista Investors have nominated less than the total number of designees that the Vista Investors are then entitled to nominate pursuant to Section 1(b), then the Vista Investors shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable the Vista Investors to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by the Vista Investors to fill such newly created vacancies or to fill any other existing vacancies.

(d) The Company shall pay all reasonable out-of-pocket expenses incurred by each of the Directors in connection with the performance of his or her duties as a director and in connection with his or her in-person attendance at any meeting of the Board in accordance with the Company’s policies and procedures.

(e) No Director nominated in accordance with this Agreement shall be required to resign prior to the end of the then current term for such Director regardless of whether the Person(s) nominating such Director are entitled to nominate a Director at the next election of Directors (including, without limitation, in the case of Vista Directors because of a reduction in the number of shares of Voting Stock that the Vista Investors Beneficially Own).

(f) In the event that any Vista Director shall cease to serve as a Director for any reason, the Vista Investors shall be entitled to designate such Vista Director’s successor in accordance with this Agreement (regardless of the Vista Investors’ beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Vista Director whom such designee replaces. In the event that the Dragoneer Sponsor Director shall cease to serve as a Director for any reason prior to the expiration of such Dragoneer Sponsor Director’s initial term, Dragoneer Sponsor shall be entitled to designate such Dragoneer Sponsor Director’s successor in accordance with this Agreement (regardless of Dragoneer Sponsor’s beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the Dragoneer Sponsor Director whom such designee replaces. Notwithstanding anything to the contrary in the Company’s certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”), the Company agrees (and the Vista Investors agree solely with the Company) not to remove or vote to remove any Dragoneer Sponsor Director from the Board other than for “cause” prior to the expiration of such Director’s initial term on the Board.

(g) If a Vista Director is not appointed or elected to the Board because of such Person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, then the Vista Investors shall be entitled to designate promptly another nominee and the director position for which the original Vista Director was nominated shall not be filled pending such designation.

(h) So long as any Investor has the right to nominate Directors under this Agreement or any such Director is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage in an amount reasonably satisfactory to the Vista Investors, and the Certificate of Incorporation and the Company’s bylaws (each as may be further amended, supplemented or waived in accordance with its terms, the “Organizational Documents”) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(i) The Company agrees with the Investors that, except as otherwise agreed in writing with the Vista Investors, at any time the Company qualifies as a “controlled company” under the rules of the Exchange the Company will elect to be a “controlled company” for purposes of the Exchange and will disclose in its annual meeting proxy statement that it is a “controlled company” and shall take all Necessary Action to exempt itself from each of (i) any requirement that a majority of the Board consist of independent Directors; (ii) any requirement that the Nominating and Governance Committee be composed entirely of independent Directors or have a written charter addressing the committee’s purpose and responsibilities; (iii) any requirement that the Compensation Committee be composed entirely of independent Directors with a written charter addressing the committee’s purpose and responsibilities; (iv) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (v) each other requirement that a “controlled company” is eligible to be exempted from under the rules of the Exchange.

(j) If at any time the Company is not a “controlled company” and is required by applicable law or the Exchange listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in periods), the Vista Directors shall include a number of Persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” (including the Dragoneer Sponsor Director or any replacement or new Director) then serving on the Board that are not Vista Directors, the Board is comprised of a majority of “independent directors” as required by the Exchange listing standards.

(k) At any time that any Vista Investor shall have any nomination rights under this Section 1, the Company shall not take any action, including making or recommending any amendment to the Organizational Documents that could reasonably be expected to adversely affect any right of any of the Vista Investors under this Agreement, in each case without the prior written consent of the Vista Investors.

(l) Certain Defined Terms.

“Affiliate” of any Person shall mean any other Person controlled by, controlling or under common control with such Person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Beneficially Own” shall mean that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.

“Closing Date” has the meaning set forth in the Business Combination Agreement.

“Common Stock” has the meaning given to such term in the Company’s certificate of incorporation.

“Director” means any member of the Board.

“Exchange” means Nasdaq Capital Markets LLC or any other exchange on which the Common Stock of the Company is then listed.

“Family Group” means means (i) such Person’s siblings, spouse, siblings’ spouses, ancestors and descendants, and (ii) any trust, family limited partnership or limited liability company primarily for the benefit of such Person and/or such Person’s siblings, spouse, siblings’ spouses, ancestors and descendants.

“Forward Purchase Shares” has the meaning given such term in the Business Combination Agreement.

“Lock-up Shares” means shares of Common Stock (or options exercisable for shares of Common Stock) held by an Investor or, in respect thereof, a Permitted Transferee thereof; provided that notwithstanding the foregoing, neither (i) shares of Common Stock, which, prior to the Closing Date were ordinary shares and were issued in the Company’s initial public offering, nor (ii) the PIPE Shares, nor (iii) Forward Purchase Shares, are Lock-Up Shares, and such shares are not subject to any Lock-Up Period under this Agreement.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with governmental entities, all filings, registrations or similar actions that are required to achieve such result, and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of Company.

“Permitted Transferee” means: with respect to any Person, (i) any member of the Family Group of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any member of the Family Group of such Person, (iv) if such Person is a corporation, limited liability company, partnership or trust, the stockholders, partners, members, equityholders or beneficiaries of such Person, or (v) if such Person is a natural person, a Transferee that receives such shares of Common Stock (a) by virtue of laws of descent and distribution upon death of such individual or (b) in accordance with a qualified domestic relations order.

“Person” means an individual, a sole proprietorship, a corporation, a partnership, limited liability company, a limited partnership, a joint venture, an association, a trust, or any other entity or organization, including a government or a political subdivision, agency or instrumentality thereof.

“PIPE Holders” mean the holders of PIPE Shares who have entered into a subscription agreement with the Company in connection with the PIPE Investment.

“PIPE Investment” means the private placement of the Company’s Common Stock pursuant to the PIPE Subscription Agreements (as defined in the Business Combination Agreement).

“PIPE Shares” mean shares of the Company’s Common Stock purchased in the PIPE Investment.

“Total Number of Directors” means the total number of Directors comprising the Board as established from time to time in accordance with the Company’s Bylaws.

“Transfer” has the meaning given to such term in the Certificate of Incorporation. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Vista” means Vista Equity Partners Management, LLC.

“Vista Ownership Percentage” means, as of any date of determination, the total number of shares of Voting Stock Beneficially Owned by the Vista Parties divided by the total number of shares of Voting Stock outstanding.

“Vista Parties” means the Vista Investors, any investment funds Affiliated with or advised by Vista (including each such investment fund that owns Common Stock of the Company), and any one or more Affiliates of any of the foregoing.

“Voting Stock” means Common Stock and each other class or series of stock of the Company entitled to vote generally in the election of directors.

“VWAP” means means, with respect to any trading day, the volume-weighted average share price of Common Stock as displayed on the Buyer’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time on such trading day.

2. Company Obligations. The Company agrees to use its reasonable best efforts to ensure that prior to the date that the Vista Ownership Percentage is less than 5%, (i) each Vista Director to a particular class of directors is included in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of Directors of such class; and (ii) each Vista Director to a particular class of Directors is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board of such class (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. The calculation of the number of Directors that the Vista Investors are entitled to nominate to the Board’s Slate for any election of directors shall be based on the Vista Ownership Percentage immediately prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless the Vista Investors notify the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of directors, the Vista Directors for such election shall be presumed to be the same Vista Directors currently serving on the Board, and no further action shall be required of the Vista Investors for the Board to include such Directors on the Board’s Slate; provided, that, in the event the Vista Investors are no longer entitled to nominate the full number of Vista Directors then serving on the Board, the Vista Investors shall provide advance written notice to the Company, of which currently serving Vista Director(s) shall be excluded from the Board Slate, and of any other changes to the list of Vista Directors.

3. Committees. From and after the Effective Date until such time as the Vista Ownership Percentage is less than 5%, unless otherwise waived in writing by the Vista Investors, there shall be a number of Vista Directors on each committee of the Board not less than the nearest whole number greater than the product obtained by multiplying the Vista Ownership Percentage by the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a Director and shall be eligible to serve on the applicable committee under applicable law or listing standards of the Exchange, including any applicable independence requirements (subject in each case to any applicable exceptions, including those for “controlled companies,” and any applicable phase-in periods). Any additional members shall be determined by the Board. Directors designated to serve on a Board committee shall have the right to remain on such committee until the next election of Directors, regardless of the Vista Ownership Percentage following such designation. Unless the Vista Investors otherwise notify the Company in writing prior to the time the Board takes action to change the composition of a Board committee, and to the extent Vista Ownership Percentage is not less than 5% at the time the Board takes action to change the composition of any such Board committee, any Vista Director currently designated by the Vista Investors to serve on a committee shall be presumed to be re-designated for such committee.

4. Lock-up. (a) Each Investor (other than the Dragoneer Sponsor and Other Investors who held Company Class B ordinary shares that converted into shares of Common Stock), severally and not jointly, agrees that such Investor shall not Transfer, or make public any intention to Transfer, any Lock-Up Shares for 180 days following the Closing Date; provided that, such restrictions applicable to 33% of the Lock-up Shares received by each Investor (other than the Dragoneer Sponsor and Investors who held Company Class B ordinary shares that converted into shares of Common Stock) at Closing shall terminate (but not earlier than the three-month anniversary of the Closing) if the VWAP of the shares of Common Stock equals or exceeds $13.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after the Closing Date (such applicable period (“Investor Lock-Up Period”); and (b) the Dragoneer Sponsor and Other Investors who held Company Class B ordinary shares that converted into shares of Common Stock agree that they shall not Transfer, or make a public announcement of any intention to Transfer, any Lock-up Shares until the one year anniversary of the Closing Date or such earlier time as the lock-up applicable to the Dragoneer Sponsor and such Other Investors terminates in accordance with the Prospectus (as defined in the Business Combination Agreement) (such applicable period, the “Sponsor Lock-up Period” and each of the Investor Lock-Up Period and the Dragoneer Sponsor Lock-Up Period, each a “Lock-up Period”). During the applicable Lock-Up Period, any purported Transfer of applicable Lock-Up Shares other than as permitted by this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose. The foregoing notwithstanding, each executive officer and director of the Company shall be permitted to establish a plan to acquire and sell shares of Common Stock pursuant to Rule 10b5-1 under the Exchange Act or to include shares of Common Stock on any registration statement filed by the Company, provided that the foregoing does not permit for the Transfer of shares of Common Stock during the applicable Lock-up Period. The foregoing restrictions shall not apply to Transfers made: (i) pursuant to a bona fide gift or charitable contribution; (ii) under this Section 4 by will or intestate succession upon the death of an Investor; (iii) to any Permitted Transferee; (iv) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; or (v) in the event of the Company’s completion of a liquidation, merger, share exchange or other similar transaction as part of a bona fide third party transaction which results in all of its shareholders having the right to exchange their shares of Common Stock for cash, securities or other property, or entry by the Company into a definitive agreement as part of a bona vide transaction providing for any of the foregoing; provided that in the case of (i) or (iii), the recipient of such Transfer must enter into an executed joinder agreement and agree to be entitled and be bound by all of the rights and obligations hereunder as an Investor. To the extent any of such shares are uncertificated, the Company shall give notice of the restrictions set forth in this section in accordance with applicable law.

5. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and the Vista Investors, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that any amendment or waiver to this Agreement that is adverse to the rights or obligations of Dragoneer Sponsor hereunder or any amendment to Section 4 of this Agreement or Section 5.3 of the Certificate of Incorporation prior to expiration of the applicable Lock-Up Period that would reduce or eliminate the obligations of a holder of Lock-Up Shares thereunder, shall also require the written consent of Dragoneer Sponsor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No Investor shall be obligated to nominate all (or any) of the Directors it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections; provided, however, that in the event that any Investor fails to nominate all (or any) of the Directors it is entitled to nominate pursuant to this Agreement prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominating and Governance Committee of the Board shall be entitled to nominate individuals in lieu of such Directors for inclusion in the Board’s Slate and the applicable Director Election Proxy Statement with respect to the election for which such failure occurred and the Investors shall be deemed to have waived its rights hereunder with respect to such election. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns. Notwithstanding the foregoing, no Party may not assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto. Except as otherwise expressly provided in the following and except for the rights of the Indemnified Parties with respect to Section 17, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement. Upon written notice to the Company, any of the Vista Investors may assign to any other Vista Investor or any Affiliate of such Vista Investor (other than a portfolio company) all or any portion of its rights hereunder and, following such assignment, such assignee shall be deemed to be a “Vista Investor” for all purposes hereunder. Without limiting the generality of the foregoing, if any Vista Investor has the right to transfer shares of Common Stock as a result of early expiration of the Investor Lock-Up Period in accordance with the proviso to Section 4, it may assign such right to one or more other Vista Investors or another Vista Party; provided that in no event shall such assignment result in an increase in the aggregate number shares of Common Stock held by the Vista Investors with respect to which the Investor Lock-Up Period is expiring pursuant to such proviso.

7. Actions by Vista Investors. Whenever there is an action, notice, selection, amendment or other determination of the Vista Investors under this Agreement, such action, notice, selection, amendment or other determination shall be effective against all Parties to this Agreement if taken by holders of a majority of the Common Stock owned by all Vista Investors.

8. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the Parties in any federal court located in the State of Delaware or any Delaware state court, and each of the Parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the Parties agrees that service of process upon such party at the address referred to in Section 18, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

12. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the Parties with respect to the subject matter hereof.

13. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other Parties. An executed copy or counterpart hereof delivered by facsimile or email shall be deemed an original instrument.

14. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15. Further Assurances. Each of the Parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16. Specific Performance. Each of the Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17. Indemnification; Exculpation.

(a) The Company shall defend, indemnify and hold harmless each Investor and its respective Affiliates, partners, employees, agents, directors, managers, officers and controlling Persons (collectively, the “Indemnified Parties”) from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages, costs, expenses, or obligations of any kind or nature (whether accrued or fixed, absolute or contingent) in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties before or after the date of this Agreement (each, an “Action”) arising directly or indirectly out of, or in any way relating to, (i) shares of Common Stock or other equity securities of the Company Beneficially Owned by such Investor or its Affiliates or control or ability to influence the Company or any of its subsidiaries (other than any such Actions (x) to the extent such Actions arise out of any breach of this Agreement by an Indemnified Party or its Affiliates or the breach of any fiduciary or other duty or obligation of such Indemnified Party to its direct or indirect equity holders, creditors or Affiliates or (y) to the extent such Actions are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its subsidiaries or (iii) any services provided prior, on or after the date of this Agreement by any Investor or its Affiliates to the Company or any of its subsidiaries. The Company shall defend at its own cost and expense in respect of any Action which may be brought against the Company and/or its Affiliates and the Indemnified Parties. The Company shall defend at its own cost and expense any and all Actions which may be brought in which the Indemnified Parties may be impleaded with others upon any Action by the Indemnified Parties, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by any of the Indemnified Parties, then such Indemnified Party shall reimburse the Company for the costs of defense and other costs incurred by the Company in proportion to such Indemnified Party’s culpability as proven. In the event of the assertion against any Indemnified Party of any Action or the commencement of any Action, the Company shall be entitled to participate in such Action and in the investigation of such Action and, after written notice from the Company to such Indemnified Party, to assume the investigation or defense of such Action with counsel of the Company’s choice at the Company’s expense; provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding anything to the contrary contained herein, the Company may retain one firm of counsel to represent all Indemnified Parties in such Action; provided, however, that the Indemnified Party shall have the right to employ a single firm of separate counsel (and any necessary local counsel) and to participate in the defense or investigation of such Action and the Company shall bear the expense of such separate counsel (and local counsel, if applicable), if (x) in the opinion of counsel to the Indemnified Party use of counsel of the Company’s choice could reasonably be expected to give rise to a conflict of interest, (y) the Company shall not have employed counsel satisfactory to the

Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such Action or (z) the Company shall authorize the Indemnified Party to employ separate counsel at the Company’s expense. The Company further agrees that with respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by, any Investor or any of its Affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Company or any of its subsidiaries, that the Company or such subsidiaries, as applicable, shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Company, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including this Agreement) or otherwise. The Company hereby agrees that in no event shall the Company or any of its subsidiaries have any right or claim against any Investor for contribution or have rights of subrogation against any Investor through an Indemnified Party for any payment made by the Company or any of its subsidiaries with respect to any Indemnity Obligation. In addition, the Company hereby agrees that in the event that any Investor pays or advances an Indemnified Party any expenses with respect to an Indemnity Obligation, the Company will, or will cause its subsidiaries to, as applicable, promptly reimburse such Investor respectively, for such payment or advance upon request; subject to the receipt by the Company of a written undertaking executed by the Indemnified Party and such Investor, as applicable, that makes such payment or advance to repay any such amounts if it shall ultimately be determined by a court of competent jurisdiction that such Indemnified Party was not entitled to be indemnified by the Company. The foregoing right to indemnity shall be in addition to any rights that any Indemnified Party may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of the engagement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this Section 16, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Action in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

(b) The Company hereby acknowledges that certain of the Indemnified Parties have certain rights to indemnification, advancement of expenses and/or insurance provided by investment funds managed by an Investor or its Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees with respect to any indemnification, hold harmless obligation, expense advancement or reimbursement provision or any other similar obligation whether pursuant to or with respect to this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, (i) that the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Indemnified Parties are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for claims, expenses or obligations arising out of the same or similar facts and circumstances suffered by any Indemnified Party are secondary), (ii) that the Company shall be required to advance the full amount of expenses incurred by any Indemnified Party and shall be liable for the full amount of all expenses, liabilities, obligations, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the organizational documents of the Company or any of its subsidiaries or any other agreement, as applicable, without regard to any rights any Indemnified Party may have against the Fund Indemnitors, and (iii) that the Company, on behalf of itself and each of its subsidiaries, irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all Actions against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any Indemnified Party with respect to any Action for which any Indemnified Party has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any Indemnified Party against the Company. The Company agrees that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 17.

18. Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to Dragoneer Sponsor, to:

c/o Dragoneer Growth Opportunities Corp. II

1 Letterman Drive, Building D, Suite M-500

San Francisco, CA 94129

Attention: Michael Dimitruk

Pat Robertson

E-mail: [***]

[***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention: Thomas Holden

E-mail: thomas.holden@ropesgray.com

If to the Company, to:

Cvent Holding Corp.

1765 Greensboro Station Place, 7th Floor

Tysons Corner, Virginia 22201

Attention: Larry Samuelson

E-mail: lsamuelson@cvent.com

and

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attention: Christina Lema; Nicolas Stahl

E-mail: [***]; [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Richard Campbell, P.C.

Email: rcampbell@kirkland.com

If to any member of Vista or Vista Director:

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attention: Christina Lema; Nicolas Stahl

E-mail: clema@vistaequitypartners.com; nstahl@vistaequitypartners.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention:     Richard J. Campbell, P.C.

Email:           richard.campbell@kirkland.com

or to such other address or facsimile number as such party or the Company may hereafter specify for the purpose by notice to the other Parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 18 during regular business hours.

*     *     *     *     *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

CVENT HOLDING CORP.

By:	/s/ Rajeev K. Aggarwal
Name: Rajeev K. Aggarwal
Its: Chief Executive Officer

[Signature Page to Investor Rights Agreement]

Vista:

VISTA EQUITY PARTNERS FUND VI, L.P.

By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner

By:	VEPF VI GP, Ltd.
Its:	General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Director

VISTA EQUITY PARTNERS FUND VI-A, L.P.

By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner

By:	VEPF VI GP, Ltd.
Its:	General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Director

[Signature Page to Investor Rights Agreement]

VEPF VI FAF, L.P.

By:	Vista Equity Partners Fund VI GP, L.P.
Its:	General Partner

By:	VEPF VI GP, Ltd.
Its:	General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Director

VEPF III AIV VI, L.P.

By:	Vista Equity Partners Fund III GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Managing Member

VEPF III AIV VI-A, L.P.

By:	Vista Equity Partners Fund III GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Managing Member

[Signature Page to Investor Rights Agreement]

VEPF IV AIV VII, L.P.

By:	Vista Equity Partners Fund IV GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Managing Member

VEPF IV AIV VII-A, L.P.

By:	Vista Equity Partners Fund IV GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Managing Member

VFF I AIV IV, L.P.

By:	Vista Foundation Fund I GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Managing Member

[Signature Page to Investor Rights Agreement]

VFF I AIV IV-A, L.P.

By:	Vista Foundation Fund I GP, LLC
Its:	General Partner

By:	VEP Group, LLC
Its:	Senior Managing Member

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Its: Managing Member

[Signature Page to Investor Rights Agreement]

DRAGONEER SPONSOR:

DRAGONEER GROWTH OPPORTUNITIES HOLDINGS II

By:	/s/ Pat Robertson
Name: Pat Robertson
Its: Manager

[Signature Page to Investor Rights Agreement]